Exhibit 10.34


                      FIRST AMENDMENT TO THE TRUST
                          UNDER THE HANNAFORD
                NONQUALIFIED DEFERRED COMPENSATION PLANS
                  AND EMPLOYMENT CONTINUITY AGREEMENTS

     This Amendment made this day of , 2000, by and between HANNAFORD BROS. CO., a corporation organized under the laws of the State of Maine ("Company"), and STATE STREET BANK AND TRUST COMPANY, a banking association organized and existing under the laws of the Commonwealth of Massachusetts ("Trustee").

                        W I T N E S S E T H:

     WHEREAS, Company and Trustee have established the Trust under the Hannaford Nonqualified Deferred Compensation Plans and Employment Continuity Agreements (the "Trust") to hold assets which, subject to the claims of Company's creditors in the event of Company's Insolvency, may be used to fund Company's obligations under certain nonqualified deferred compensation plans and certain employment continuity agreements; and

     WHEREAS, Section 12 of the Trust provides that the parties may amend the Trust; and

     WHEREAS, the parties desire to amend the Trust to provide for distribution to the Company, at the expiration of the 24-month protection period under the employment continuity agreements, of any assets not required to satisfy the Company's obligations under the Nonqualified Deferred Compensation Plans;

     NOW, THEREFORE, the Trust is hereby amended in the following respects:

     1. The terms used herein shall have the meanings set forth in the Trust, unless the context indicates otherwise;

     2. Subsection (f) of Section 1 is amended to read as follows:

          "(f) Upon a Change in Control Event, Company shall, as soon as possible, but in no event longer than 30 days following the Change in Control Event, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change in Control Event occurred.

          An amount is 'sufficient,' within the meaning of the preceding sentence if, when added to any cash or other property previously contributed to the Trust by the Company, the fair market value of the Trust assets as of the date the contribution is made equals or exceeds the sum of (1) the present value of all accrued and unpaid benefits to which participants or their beneficiaries would be entitled, assuming that the employment of all participants would be involuntarily terminated without cause within 24 months after the Change in Control Event, under the terms of the Plans as of the date the Change in Control Event occurred, and (2) all compensation owed and expenses incurred but unpaid of the Trustee, pursuant to Section 9, as of such date. For purposes of this Section, present value shall be determined in the same manner that the present value of benefits is then determined under the Hannaford Cash Balance Plan."

     3. Section 2 is hereby amended by adding a new subsection (d) to read as follows:

           "(d) Twenty-four months after the occurrence of a Change in Control Event, the Company shall determine the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date such determination is made. In the event that the Company determines that the principal of the Trust (plus any earnings thereon) exceeds the amount that is sufficient to pay all such benefits, the Company shall notify the Trustee of the amount of the excess, and the Trustee shall distribute promptly the excess amount to the Company.

           The principal of the Trust (plus any earnings thereon) shall be 'sufficient,' within the meaning of the preceding sentence, if, as of the date the determination is made, the fair market value of the Trust assets equals or exceeds the sum of (1) the present value of all accrued and unpaid benefits to which participants or their beneficiaries would be entitled under the terms of the Plans, and (2) all compensation owed and expenses incurred but unpaid of the Trustee, pursuant to Section 9. For purposes of this Section, present value shall be determined in the same manner that the present value of benefits is then determined under the Hannaford Cash Balance Plan."

     4. This Amendment shall be effective on the date first written above.

     IN WITNESS WHEREOF, Company and Trustee have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

WITNESS:                              HANNAFORD BROS. CO.



                                      By:
                                         Its


                                      STATE STREET BANK & TRUST
                                      COMPANY, TRUSTEE


                                      By:
                                         Its